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                                  EXHIBIT 10.2















                         COMMUNITY FIRST BANKING COMPANY
                           MANAGEMENT RECOGNITION PLAN











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                         COMMUNITY FIRST BANKING COMPANY
                           MANAGEMENT RECOGNITION PLAN
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                                TABLE OF CONTENTS

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SECTION 1  DEFINITIONS...........................................................................................42
         1.1 Definitions.........................................................................................42


SECTION 2 THE MANAGEMENT RECOGNITION PLAN........................................................................44
         2.1 Purpose of the Plan.................................................................................44
         2.2 Stock Subject to the Plan...........................................................................44
         2.3 Administration of the Plan..........................................................................44


SECTION 3 GENERAL TERMS OF STOCK AWARDS..........................................................................45
         3.1 General Terms and Conditions........................................................................45
         3.2 Other Terms and Conditions of Stock Awards..........................................................46
         3.3 Treatment of Awards Upon Termination of Service.....................................................46


SECTION 4  RESTRICTIONS ON STOCK.................................................................................46
         4.1 Escrow of Shares....................................................................................46
         4.2 Forfeiture of Shares................................................................................47
         4.3 Restrictions on Transfer............................................................................47


SECTION 5 GENERAL PROVISIONS.....................................................................................47
         5.1 Withholding.........................................................................................47
         5.2 Changes in Capitalization; Merger; Liquidation......................................................47
         5.3 Cash Awards.........................................................................................48
         5.4 Right to Terminate Service..........................................................................48
         5.5 Restrictions on Delivery and Sale of Shares; Legends................................................48
         5.6 Non-alienation of Benefits..........................................................................49
         5.7 Termination and Amendment of the Plan Termination and Amendment of the Plan.........................49
         5.8 Stockholder Approval................................................................................49
         5.9 Indemnification of Committee........................................................................49
         5.10 Choice of Law......................................................................................49
         5.11 Effective Date of Plan.............................................................................49
         5.12 Paramount Provisions...............................................................................49


APPENDIX A.......................................................................................................52


                         COMMUNITY FIRST BANKING COMPANY
                           MANAGEMENT RECOGNITION PLAN

                               SECTION 1.........
                                   DEFINITIONS

         1.1......Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

         .........(a)  "Affiliate"  means a person that directly or  indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

         .........(b)  "Board of Directors"  means the board of directors of the
Company. ------------------

         .........(c) "Cause" has the same meaning as provided in the employment agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service, or if no such definition or employment agreement exists "Cause" means conduct amounting to (1) fraud or dishonesty against the Company or its affiliates, (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the Company or its affiliates, or knowing violation of law in the course of performance of the duties of Participant's service with the Company or its affiliates, (3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company or affiliates' premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any agreement to which Participant and the Company or its affiliates are party.

         .........(d)  "Change in Control" means any one of the following events which first occurs ----------------- after June 27, 1997:

         .........  (1) the  acquisition  by any  person  or  persons  acting in concert of the Company's then outstanding voting securities if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of the Company or such other transaction as may be described under 12 C.F.R. Section 225.41(b)(1) or any successor thereto;

         .........  (2) within any  twelve-month  period  (beginning on or after
June 27, 1997,) the persons who were directors of the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors; provided that any director who was not a director as of June 27, 1997, shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 relating to the election of directors of the Company, shall be deemed to be an Incumbent Director; or

         .........  (3) the  approval  by the  stockholders  of the Company of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined ..voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities.

         .........  (e)  "Code"  means the  Internal  Revenue  Code of 1986,  as amended. ----

         ......... (f) "Committee" means the committee appointed by the Board of
Directors to administer the Plan pursuant to Plan Section 2.3.

         .........  (g)  "Company"  means  Community  First Banking  Company,  a
Georgia ------- corporation.

         .........  (h)  "Disability"  has the same  meaning as  provided in the long-term ---------- disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

         .........  (i)  "Disposition"  means any  conveyance,  sale,  transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

         .........  (j) "Fair Market Value" refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant. In that regard, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer  price for the  shares of Stock (if  settlement  of an award is  .........
triggered by such an event) or to any other reasonable measure of fair market value.

         .........(k)  "Participant"  means an  individual  who receives a Stock
Award hereunder. -----------

         .........(l)   "Plan"  means  the  Community   First  Banking   Company
Management ---- Recognition Plan.

         .........(m)  "Stock" means the Company's common stock,  $.01 par value per share. -----

         .........(n)  "Stock  Award" means an award of shares of Stock  granted pursuant to Section ----------- 3 below.

         .........(o) "Stock Incentive Agreement" means an agreement between the
Company and a Participant or other documentation evidencing the grant of a Stock Award.

         .........(p)  "Termination  of Service"  means the  termination  of the service relationship, whether employment or otherwise, between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

                               SECTION 2.........
                         THE MANAGEMENT RECOGNITION PLAN

         2.1......Purpose  of the  Plan.  The Plan is  intended  to (a)  provide incentive to employees and directors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees and directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of obtaining and rewarding key personnel.

         2.2......Stock Subject to the Plan. Subject to adjustment in accordance with Section 4.2, 96,542 shares of Stock, $.01 par value, (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Awards. At no time shall the Company have outstanding Stock Awards issued in respect of shares of Stock in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unconverted or otherwise unsettled portion of any Stock Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, converted or otherwise settled in full shall again be available for purposes of the Plan.

         2.3......Administration  of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the officers, employees and directors of the Company or its affiliates to whom Stock Awards shall be granted and the terms and provisions of the Stock Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

         As to any matter involving a Participant who is not a "reporting person" for purposes of Section 16 of the Exchange Act, the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant's Stock Incentive Agreement and (b) determine the treatment of Stock Awards upon a Termination of Service, as contemplated by Plan Section 3.3.

         The Committee shall consist of at least two members of the Board of Directors and, during those periods that the Company is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, the Board of Directors shall consider the advisability of whether each such appointee shall qualify as a "non-employee director," as that term is defined in Rule 16b-3 as then in effect under the Securities Exchange Act of 1934, and, during those periods that the Company has issued equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, the Board of Directors shall consider the advisability of whether each such appointee shall separately qualify as an "outside director," within the meaning of Code Section 162(m) and the regulations promulgated thereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors, and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at the times and in the places as it may deem advisable. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         2.4......Eligibility  and Limits.  Stock  Awards may be granted only to employees and directors of the ----------------------- Company or an affiliate.

                               SECTION 3.........
                          GENERAL TERMS OF STOCK AWARDS

         3.1......General Terms and Conditions.

         .........(a)  The  number of shares of Stock as to which a Stock  Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan.

         .........(b)  Each Stock Award shall be evidenced by a Stock  Incentive
Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement that is inconsistent with the Plan shall be null and void.

         .........(c)  The date a Stock  Award is  granted  shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement and has determined the recipient of the Stock Award and the number of shares covered by the Stock Award and has taken all such other action necessary to complete the grant of the Stock Award.

         .........(d) The Committee may provide in any Stock Incentive Agreement for the waiver of any restrictions or conditions contained therein in the event of a Change in Control.

         .........(e)  A Stock Award shall not be  transferable  or  assignable;
provided, however, the shares of Stock subject to any Stock Award may be transferred or assigned on such express terms and conditions as set forth in the Stock Incentive Agreement.

         3.2......Other   Terms  and  Conditions  of  Stock  Awards.  The  Stock
Incentive Agreement reflecting any Stock Award shall contain all restrictions and conditions to which the Stock Award is subject and the certificate for the shares of Stock subject to the Stock Award shall bear evidence of those restrictions and conditions. Subsequent to the date of a grant of a Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares of Stock to which the Stock Award is subject. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded, determined at the date of grant, or may grant a Stock Award without the requirement of a cash payment. The Stock Incentive Agreement also shall specify the extent to which a Participant may enjoy dividend and voting rights attendant to shares of Stock subject to a Stock Award.

         3.3......Treatment  of Awards Upon  Termination  of Service.  Any Stock
Award to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

                               SECTION 4.........
                              RESTRICTIONS ON STOCK

         4.1......Escrow of Shares. Any certificates  representing the shares of
Stock issued under the Plan shall be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

         4.2......Forfeiture  of  Shares.  In the  event  that  the  Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or otherwise, notwithstanding any provision in the Stock Incentive Agreement to the contrary, the Committee may forfeit all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of any Stock forfeited hereunder.

         4.3......Restrictions  on Transfer.  The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement.

                               SECTION 5.........
                               GENERAL PROVISIONS

         5.1......Withholding.  The  Company  shall  have the right to require a
Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to or at any time after the delivery of any certificate or certificates in connection with the grant of a Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from grant or vesting of a Stock Award (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

         .........(a)  The Withholding  Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

         .........(b)  Any  Withholding   Election  made  will  be  irrevocable;
however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.



         5.2......Changes in Capitalization; Merger; Liquidation.

         .........(a)  The number of shares of Stock  subject  to a Stock  Award shall be proportionately ..adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

         .........(b) In the event of any merger,  consolidation,  extraordinary cash or stock dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend, reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock.

         .........(c)  The  existence of the Plan and the Stock  Awards  granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         5.3......  Cash  Awards.  The  Committee  may,  at any  time and in its discretion, grant to any holder of a Stock Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt or vesting of a Stock Award.

         5.4......Right  to  Terminate  Service.  Nothing  in the Plan or in any
Stock Incentive Agreement shall confer upon any Participant the right to continue as an employee, officer or director of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's service at any time.

         5.5......Restrictions  on Delivery  and Sale of Shares;  Legends.  Each
Stock Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock deliverable under the Stock Awards then outstanding, the Committee may require, as a condition of any delivery of Stock pursuant to a Stock Award, that the Participant represent, in writing, that the shares received pursuant to the Stock Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.6......Non-alienation   of  Benefits.   Other  than  as  specifically
provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.7......Termination  and Amendment of the Plan. The Board of Directors
at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Award shall adversely affect the rights of the Participant under such Stock Award.

         5.8......Stockholder  Approval.  The  Plan  shall be  submitted  to the stockholders of the Company for their approval within twelve (12) months before or after its adoption by the Board of Directors. If such stockholder approval is not obtained as provided herein, the Plan and any and all Stock Awards issued thereunder shall be rendered null and void.

         5.9......Indemnification of Committee. In addition to such other rights of indemnification that they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         5.10.....Choice  of Law. The laws of the State of Georgia  shall govern the Plan, to the extent not -------------- preempted by federal law.


         5.11.....Effective  Date of Plan. The Plan shall become  effective upon the date the Plan is approved by the Board of Directors, but any Stock Awards granted hereunder following approval by the Board of Directors shall be conditioned upon receipt of stockholder approval within twelve (12) months of the date of approval by the Board of Directors.

         5.12.....Paramount Provisions.  Notwithstanding any foregoing terms and conditions of the Plan, the Plan will be governed by Appendix A to the extent Appendix A becomes applicable.

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



         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 29th day of December, 1997.

         .........                   COMMUNITY FIRST BANKING COMPANY


         .........                    By:      /s/ Gary D. Dorminey
                                          -------------------------

         .........              Title:   President and Chief Executive Officer
                                        ---------------------------------------
ATTEST:


/s/ D. Lane Poston
------------------
Secretary


         [CORPORATE SEAL]

                                   APPENDIX A

                              Paramount Provisions

         If and to the extent Community First Banking Company is subject to the authority or supervision of the Office of Thrift Supervision of the United States Department of the Treasury ("Office of Thrift Supervision") at the time a Stock Award is granted pursuant to the Plan, then any such Stock Award shall be governed by the following conditions regardless of any other provision of the Plan to the contrary:

         (1) .....No Stock Award shall vest other than in equal  increments over a period of less than five years.

         (2)......No acceleration of a vesting schedule shall be permitted other than in the case of the death or Disability of the Participant.

         (3)......No  transfer  of shares  obtained  pursuant to any Stock Award shall be permitted until the shares become vested in accordance with its vesting schedule.

         (4)......No  voting rights shall be exercisable  nor dividends  payable with  respect  to the  unvested  portion  of shares of Stock  subject to a Stock
Award.

         (5)......No  Stock  Award  shall  grant  a cash  award  in  favor  of a
Participant.

         (6)......No  Participant  shall  continue  to  participate  in the Plan following a Termination of Service.

         (7)  .....Any   amendment  to  the  Plan  shall  be  submitted  to  the
stockholders of the Company for approval.

         (8) The Committee shall not award to a Participant who is a member of management of the Company more than 25% of the shares of Stock awarded pursuant to the Plan without first obtaining the approval of the Regional Director of the Office of Thrift Supervision.

         (9) The Committee shall not award to a Participant who is a director but not an employee of the Company more than 5% of the shares of Stock awarded pursuant to the Plan without first obtaining the approval of the Regional Director of the Office of Thrift Supervision.

         (10) The Committee shall not award in the aggregate to all the Participants who are directors but not employees of the Company more than 30% of the shares of Stock awarded pursuant to the Plan without first obtaining the approval of the Regional Director of the Office of Thrift Supervision.